EXHIBIT 99.1

TEAM ENTERPRISES, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

December 31, 2007

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Team Enterprises, Inc. and Affiliates

We have audited the accompanying combined balance sheet of Team Enterprises, Inc. and Affiliates (the “Company”), a combined reporting unit consisting of four corporations under common ownership and control, as of December 31, 2007, and the related combined statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Team Enterprises, Inc. and Affiliates as of December 31, 2007, and the results of their operations and their cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

As more fully discussed in Note 1, the Company completed a merger with a publicly traded company on February 14, 2008.

/s/ Squar, Milner, Peterson, Miranda and Williamson, LLP

Newport Beach, California
April 29, 2008

TEAM ENTERPRISES, INC. AND AFFILIATES
BALANCE SHEET
December 31, 2007

ASSETS

Current Assets
Cash	$128,764
Related party receivables	19,407
Notes receivable	191,780
Prepaid expenses	109,939
Other current assets	84,242
Total current assets	534,132

Property and Equipment, net	351,327

Other Assets	39,069

Total assets	$924,528

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$122,833
Accrued expenses	132,381
Capital lease obligations	44,040
Notes payable to related parties	150,000
Total current liabilities	449,254

Commitments and Contingencies

Stockholders’ Equity
Common stock	147,000
Additional paid-in capital	33,000
Retained earnings	295,274
Total stockholders’ equity	475,274

Total liabilities and stockholders’ equity	$924,528

The accompanying notes are an integral part of these combined financial statement.

TEAM ENTERPRISES, INC. AND AFFILIATES
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2007 and 2006

	2007	2006

NET SALES	$6,748,785	$7,136,051

COST OF SALES	4,803,350	4,966,634

GROSS PROFIT	1,945,435	2,169,417

OPERATING EXPENSES
Delivery	180,946	201,719
Store	869,172	866,133
Selling	205,252	217,069
Administrative	509,639	552,990
Other	431,499	321,463
Depreciation and amortization	138,889	172,748
	2,335,397	2,332,122

OPERATING LOSS	(389,962)	(162,705)

OTHER INCOME (EXPENSES)	(20,470)	14,003

NET LOSS BEFORE INCOME TAXES	(410,432)	(148,701)

INCOME TAXES	-	-

NET LOSS	$(410,432)	$(148,701)

Basic and diluted loss per common share	$(18.48)	$(6.69)

Basic and diluted weighted average number of common shares outstanding	22,200	22,200

The accompanying notes are an integral part of these combined financial statements.

TEAM ENTERPRISES, INC. AND AFFILIATES
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2007 and 2006

	Common Stock		Additional Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

BALANCE – December 31, 2005	22,200	$147,000	$33,000	$875,408	$1,055,408
Distributions	–	–	–	(21,001)	(21,001)
Net loss	–	–	–	(148,701)	(148,701)
BALANCE – December 31, 2006	22,200	147,000	33,000	705,706	885,706
Net loss	–	–	–	(410,432)	(410,432)
BALANCE – December 31, 2007	22,200	$147,000	$33,000	$295,274	$475,274

The accompanying notes are an integral part of these combined financial statements.

TEAM ENTERPRISES, INC. AND AFFILIATES
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES	$(410,432)	$(148,701)
Net loss
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on disposal of fixed assets	189,861	654
Depreciation and amortization	177,817	172,748
Changes in operating assets and liabilities:
Prepaid expenses	12,052	(10,230)
Other assets	349,517	(121,411)
Accounts payable	24,952	43,959
Accrued expenses	11,265	12,283
Related party receivables	(19,407)	-
Net cash provided by (used in) operating activities	335,625	(50,698)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(222,721)	(130,736)
Notes receivable	(66,746)	5,781
Net cash used in investing activities	(289,467)	(124,955)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on line-of-credit	-	120,000
Repayments on borrowings on line-of-credit	(90,000)	(30,000)
Proceeds from related party notes payable	150,000	-
Distributions to stockholders	-	(21,001)
Repayments of related parties notes payable	(235,000)	-
Payments on capital lease obligations	(70,940)	(73,727)
Net cash used in financing activities	(245,940)	(4,728)

NET DECREASE IN CASH	(199,782)	(180,381)

CASH – beginning of year	328,546	508,927

CASH – end of year	$128,764	$328,546

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest	$20,470	$42,644

Please refer to the accompanying footnotes for information about the Company’s non-cash investing and financing activities.

The accompanying notes are an integral part of these combined financial statements.

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

1.      ORGANIZATION AND SALE

Team Enterprises, Inc. and Affiliates (the “Company”) consists of four corporations operating in the dry cleaning and laundry business under common ownership and control as follows:  (1) Team Enterprises, Inc. (“Enterprise”), a New Mexico corporation formed February 6, 1968; (2) Bell Hop Cleaners of California, Inc. (“Bell Hop”), a New Mexico corporation formed September 15, 1981; (3) Fabricare, Inc. (“Fabricare”), a California corporation formed April 6, 1992; and (3) Team Equipment, Inc. (“Equipment”), a California corporation formed January 4, 1989. The Company operates 18 dry cleaning and laundry retail locations (“stores”) in the Fresno, California area and two stores in the Phoenix, Arizona area.

Substantially all of the Company’s assets (consisting of store locations, trade names, and equipment) were sold on February 14, 2008 to US Dry Cleaning Corporation (“USDC”), a publicly traded company, for cash, convertible debt and common stock in USDC with aggregate value approximately $5.3 million.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s combined financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. Management believes that these accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Principles of Combination

The accompanying combined financial statements include the accounts of Enterprise, Bell Hop, Fabricare, and Equipment. All significant intercompany balances and transactions have been eliminated in combination.

Common Stock

As of December 31, 2007, Enterprise had 4,000 common shares authorized and 1,600 common shares outstanding with a $50 per share value, Fabricare had 25,000 common shares authorized and 10,000 common shares outstanding with no par value, Equipment had 25,000 common shares authorized and 9,000 common shares outstanding with no par value, and Bell Hop had 4,000 common shares authorized and 1,600 common shares outstanding with a $50 per share value.

Segments of Business

The Company currently operates in one segment, that being the laundry and dry cleaning business. As noted earlier, the Company is geographically concentrated in the Fresno, California area.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company had no cash equivalents at December 31, 2007.

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management, among others, are the realization of long-lived assets and valuation of deferred tax assets. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company currently maintains substantially all of its day-to-day operating cash with several major financial institutions. At times, cash balances may be in excess of amounts insured by the Federal Deposit Insurance Corporation. Cash balances were in excess of such insured amounts at December 31, 2007.

For the years ended December 31, 2007 and 2006, no single vendor accounted for more than 10% of purchases.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not significantly improve the useful life of the asset are expensed when incurred. Depreciation is provided over the estimated useful lives of the assets, which range from 5 to 15 years, using accelerated methods. Amortization of equipment under capital leases is provided for using the straight-line method over the lease term or the estimated useful life of the underlying asset, whichever is shorter. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the lease term.

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets

The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. See below for additional information regarding the identification and measurement of impairment of certain long-lived assets governed by SFAS No. 144.

The Company assesses the impairment of long-lived assets annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held for use is based on expectations of future undiscounted cash flows from the related operations, and when circumstances dictate, the Company adjusts the asset to the extent that the carrying value exceeds the estimated fair value of the asset. Management’s judgments related to the expected useful lives of long-lived assets and the Company’s ability to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions, and changes in operating performance. As management assesses the ongoing expected cash flows and carrying amounts of the Company’s long-lived assets, these factors could cause the Company to realize a material impairment charge, which would result in decreased net income (or increased net loss) and reduce the carrying value of these assets.

During the reporting periods presented, management has determined that no impairment was necessary. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue when the services have been provided and the earnings process is complete. Therefore, when an order is complete and ready for customer pick-up, the sale and related account receivable are recorded. Generally, the Company cleans garments the same day they are dropped off.

Advertising

The Company expenses the cost of advertising when incurred. Advertising costs approximated $178,000 and $202,000 for the years ended December 31, 2007 and 2006, respectively.

Fair Value of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amounts of the Company’s cash, trade receivables, accounts payables and accrued liabilities approximate their estimated fair values due to the short-term maturities of those financial instruments. In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rates, and the maturity date) is provided elsewhere in these notes to the combined financial statements.

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Split Dollar Life Insurance

The Company follows Emerging Issues Task Force Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements for collateral assignment split dollar life insurance where the Company pays premiums on life insurance policies on certain officers and stockholders. The officers and stockholders are the owners and beneficiaries of the insurance policies, however, the Company upon either policy termination, surrender, or death of the insured, will recover the lesser of its entire policy to date premiums paid or the then policy cash surrender value. During March 2007, the Company terminated the policies and recovered the full amount of premiums paid.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing the expansion of its operations; competition; attracting and retaining qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government or environmental regulations. Therefore, the Company is subject to the risks of delays and potential business failure.

The dry cleaning industry has been a target for environmental regulation during the past two decades due to the use of certain solvents in the cleaning process. In 2002, air quality officials in Southern California approved a gradual phase out of Perchloroethylene (“Perc”), the most common dry cleaning solvent, by 2020. Under this regulation, which went into effect January 1, 2003, any new dry cleaning business or facility that adds a machine must also add a non-Perc machine. While existing dry cleaners can continue to operate one Perc machine until 2020, by November 2007 all dry cleaners using Perc must utilize state-of-the-art pollution controls to reduce Perc emissions. The Company believes that it has successfully integrated the new dry cleaning processes in its operations.

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties (continued)

To the extent that additional investment for environmental compliance may be necessary, the Company does not anticipate any significant financial impact. The Company believes that it complies in all material respects with all relevant rules and regulations pertaining to the use of chemical agents.

Loss Per Share

Under SFAS No. 128, Earnings Per Share, basic earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding, using the treasury stock method, if the potential common shares had been issued and if the additional common shares were dilutive. There were no potential common shares or potentially dilutive common shares outstanding during the reporting periods.

Income Taxes

Fabricare and Equipment have elected to be taxed as S Corporations for federal and state purposes while Enterprise and Bell Hop are taxed as C corporations. Income tax liabilities on taxable income of S corporations are payable by the corporation’s shareholders.  Accordingly, except for state income taxes imposed on S Corporations of 1.5%, no provision for income taxes has been provided for Fabricare and Equipment in the accompanying combined financial statements for the years ended December 31, 2007 and 2006.

For Enterprise and Bell Hop, income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company's income tax returns may be subject to examinations by federal and state taxing authorities. Because application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts could be changed at a later date upon final determination by taxing authorities. No such examinations by taxing authorities are presently in process.

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

3.      PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2007:

Delivery equipment and other vehicles	$132,471
Office furniture and equipment	189,729
Store furniture and equipment	2,363,595
Leasehold improvements	55,102
Land	15,000
Building	41,181
2,797,078

Accumulated depreciation and amortization	(2,445,751)

$351,327

Approximately $89,000 of gross property and equipment has been accounted for as capital leases. Amortization of property and equipment accounted for as capital leases approximated $19,000 and $14,000 during the years ended December 31, 2007 and 2006, respectively. See Note 6 for additional information on capital leases.

4.        NOTES RECEIVABLE

During May 2004, the Company entered into a note receivable agreement with an unrelated party in the amount of approximately $140,000, secured by certain assets, with monthly principal and interest installment payments of $1,219. The note receivable bears interest of 6.5% per annum and matures on April 25, 2019. As of December 31, 2007, the outstanding balance was approximately $118,000.

During July 2007, the Company entered into an unsecured note receivable agreement with an unrelated party in the amount of approximately $15,000 with monthly principal payments of $1,800 plus interest. The note receivable bears interest of 12% per annum and matures on April 30, 2008. As of December 31, 2007, the outstanding balance was approximately $8,000.

During August 2007, the Company entered into an unsecured note receivable agreement with an unrelated party in the amount of approximately $65,000 with monthly principal payments of $5,000 plus interest. The note receivable bears interest of 5% per annum. During January 2008, the balance outstanding was paid in full.

5.      RELATED PARTY TRANSACTIONS

During 2007, the Company entered into two separate unsecured note payable agreements with stockholders in the amounts of $70,000 and $40,000. Each of the notes payable bears an interest rate of 9% per annum and matures in April and August 2008, respectively. In March 2008, the Company received full payment of $70,000 upon maturity of one of the notes payable.

During October 2007, the Company entered into an unsecured note payable agreement with a shareholder in the amount of $40,000. The note payable bears an interest rate of 9% per annum and matures in October 2008.

As of December 31, 2007, the Company had receivables from stockholders for approximately $19,400 for expenses paid on behalf of the stockholders.

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

6.      INCOME TAXES

Bell Hop and Enterprises did not record an income tax expense or benefit for the years ended December 31, 2007 and 2006 due to their net losses and 100% deferred tax asset valuation allowance. The Company’s deferred income tax assets and liabilities result principally from net operating loss and general business credit carryforwards.

The net deferred income tax asset consisted of the following at December 31, 2007:

Net operating loss carryforwards	$65,000
General business credit carryforwards	98,000
163,000
Less: valuation allowance	(163,000)

$–

The provision for income taxes differs from that which would result from applying the federal statutory tax rate to pre-tax income due principally to recording a full valuation allowance.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods, which the deferred tax assets are deductible, management has established a 100% valuation allowance on net deferred tax assets at December 31, 2007.

As of December 31, 2007, the Company had tax net operating loss carryforwards for federal and state purposes of approximately $200,000, expiring at various dates through 2026, and general business credit carryforwards of approximately $98,000.

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

7.      COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its facilities under noncancelable operating leases extending through October 2013.

Future minimum payments under such operating leases for the years ending December 31 and thereafter are as follows:

2008	$561,000
2009	421,000
2010	279,000
2011	210,000
2012	118,000
Thereafter	37,000

$1,626,000

Rent expense for the years ended December 31, 2007 and 2006 was approximately $834,000 and $832,000, respectively.

Capital Leases

The Company leases certain equipment under capital lease obligations that expire through June 2011. Monthly payments approximate $1,500, including interest at rates ranging from 0% to 10.5%. The assets under capital leases are recorded at the lower of present value of the minimum lease payments or fair market value.

Future minimum lease payments on capital lease obligations for the years ending December 31 approximate the following:

2008	$18,000
2009	15,000
2010	13,000
2011	6,000
52,000

Less imputed interest	8,000

$44,000

TEAM ENTERPRISES, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2007

7.      COMMITMENTS AND CONTINGENCIES (continued)

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, or disputes with third parties incidental to the normal operations of the business.  The Company is not currently involved in any such litigation.

Environmental Litigation Matters

Also from time to time, the Company is subject to environmental claims related to the use of certain dry cleaning solvents (see Note 2 Risks and Uncertainties).  Management, based on consultation with its legal counsel, believes that the ultimate outcome of such claims will not exceed its insurance coverage.

8.      EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) plan for all employees with at least one year of service. The Company does not match any employee contributions and made no discretionary contributions for the years ended December 31, 2007 and 2006.